SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT ("Agreement") is made this 26th day of November 1997, by and between Flexweight Corporation, a Utah company
("Flexweight"), and the Treasurer of Barton County, Kansas ("Treasurer"), regarding personal property tax liabilities.

                                    PREMISES

         WHEREAS, to date, Flexweight has not paid personal property taxes owing to the Treasurer incurred during the 1980's, which tax liability, when combined with interest, exceeds $200,000.

         WHEREAS, Flexweight and Treasurer hereby desire to settle any and all personal property tax liabilities owed by Flexweight to Treasurer by Flexweight paying Treasurer $12,500, pursuant to the terms outlined below.

                                    AGREEMENT

         NOW THEREFORE, with the above provisions incorporated herein by this reference, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder the sufficiency of which is hereby expressly acknowledged and for other good and valuable consideration, Flexweight and Treasurer agree as follows:

         Flexweight will pay Treasurer, within ninety (90) days hereafter, Twelve Thousand Five Hundred Dollars ($12,500) as full payment for any and all personal property taxes Flexweight has ever incurred in Barton County, Kansas;

         Treasurer agrees that when such $12,500 is paid and received, Flexweight will owe no personal property taxes whatsoever in any form or for any period to Barton County, Kansas, and will therefore have no any outstanding tax liability whatsoever to Barton County, Kansas;

         Treasurer further acknowledges and represents that she, Ms. Jan Hallmark, or whomever signs below, has actual and express authority to bind Barton County, Kansas to the terms of this Agreement;

         The Parties agree that this Agreement constitutes a valid and binding obligation of the Parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party; and

         Treasurer agrees to remove any and all outstanding liens evidencing Flexweight's tax liability.

         IN WITNESSETH WHEREOF, the parties have executed this Settlement Agreement on this the 26th day of November 1997.

"Flexweight" - Flexweight Corporation
"Treasurer" - Treasurer of Barton County, Kansas


/s/ Tammy Gehring                           By: /s/Jepoith Hallmark
Tammy Gehring, President                    Title: County Treasurer